Exhibit 23.1

Form S-8

Asia Pacific Resources Ltd.

CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

We consent to the incorporation by reference into the Registration Statement on Form S-8 dated April 11, 2005, of Asia Pacific Resources Ltd. (the “Company”), of our report dated March 17, 2005, relating to the consolidated financial statements of the Company which appear in the Annual Report on Form 20-F filed for the fiscal year ended December 31, 2004.

DELOITTE & TOUCHE LLP

Chartered Accountants

“Deloitte & Touche LLP”

Vancouver, British Columbia, Canada

April 11, 2005